Exhibit 107

Calculation of Filing Fee Tables

S-1

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(Form Type)

Rubicon Technologies, Inc.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c)	10,174,128(1)(2)	$2.1444(3)	$21,817,400.09	$0.00011020	$2,404.28
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c)	110,706,010 (1)(4)	$5.14(5)	$569,028,891.40	$0.0000927	$52,748.98	-	-	-	-
Fees Previously Paid	Equity	Warrants to purchase Class A Common Stock	Rule 457(g)	14,204,375(6)	(7)	(7)	$0(7)	(7)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$590,846,291.49		$55,153.26
	Total Fees Previously Paid							$52,748.98
	Total Fee Offsets							$0
	Net Fee Due							$2,404.28

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock, par value $0.0001 per share (“Class A Common Stock”), and warrants to purchase Class A Common Stock of Rubicon Technologies, Inc. (formerly known as Founder SPAC) that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Consists of the following shares of Class A Common Stock registered for resale by the selling securityholders: (a) up to 216,473 shares of Class A Common Stock upon the settlement of 216,473 deferred stock units (“DSUs”) issued pursuant to the Merger Agreement as consideration to certain Phantom Unitholders and Rubicon Management Rollover Holders who were no longer employed by Rubicon or its subsidiaries at the time of the DSU award, and (b) up to 9,957,655 shares of Class A Common Stock issuable upon the settlement of 9,957,655 restricted stock units (“RSUs”) awarded to certain directors and officers of Rubicon pursuant to the Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on November 21, 2022.
(4)	Consists of the following shares of Class A Common Stock registered for resale by the selling securityholders: (i) 19,612,903 shares of Class A Common Stock issued to an affiliate pursuant to the Merger Agreement (as defined herein), (ii) 1,470,968 shares of Class A Common Stock issuable to an affiliate as Earn-Out Class A Shares (as defined herein) pursuant to the Merger Agreement, (iii) up to 52,475,827 shares of Class A Common Stock issued or issuable upon exchange of Class B Units (as defined herein) held by certain of our directors, officers and affiliates that were issued pursuant to the Merger Agreement, (iv) up to 3,935,687 shares of Class A Common Stock issuable to certain of our directors, officers and affiliates upon exchange of an equivalent number of Class B Units that are issuable as Earn-Out Units (as defined herein) pursuant to the Merger Agreement, (v) 12,100,000 shares of Class A Common Stock issued to the PIPE Investors (as defined herein), (vi) 160,000 shares of Class A Common Stock issued to the New Equity Holders (as defined herein), (vii) up to an aggregate of 14,204,375 shares of Class A Common Stock issuable upon the exercise of 14,204,375 Private Warrants (as defined herein), and (viii) up to an aggregate of 6,746,250 shares of Class A Common Stock converted from Founder Class B Shares (as defined herein) in connection with the Domestication (as defined herein).
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on August 18, 2022.
(6)	Consists of an aggregate of 14,204,375 Private Warrants.
(7)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the Private Warrants and the entire fee is allocated to the underlying Class A Common Stock.